UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2010

INTERNATIONAL CCE INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-167067 (Commission File No.)	27-2197395 (IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339

(Address of principal executive offices, including zip code)

(770) 989-3000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On October 1, 2010, Coca-Cola Enterprises Inc. (“CCE”) held a special meeting of CCE’s shareowners to vote on (i) the  proposal (“Proposal 1”) to adopt the Business Separation and Merger Agreement, dated as of February 25, 2010 as it may be amended from time to time by and among International CCE Inc. (the “Company”), CCE, The Coca-Cola Company (“TCCC”) and Cobalt Subsidiary LLC and (ii) the proposal (“Proposal 2”) to adjourn the meeting, if necessary or appropriate, to solicit additional proxies.  The matters acted upon at the special meeting are described in more detail in the Company’s Amendment No. 4 to Registration Statement on Form S-4, filed with the Securities and Exchange Commission on August 25, 2010 and supplemented by the Supplement, filed with the Securities and Exchange Commission on September 7, 2010.

CCE’s shareowners approved both matters.  The following is a summary of the voting results for the proposals presented to the shareowners at the special meeting.

Proposal 1― Adopt the Merger Agreement

Voting results including any shares held by TCCC and its subsidiaries and any of CCE’s or TCCC’s directors and executive officers:

For	Against	Abstain
439,350,462	885,872	4,553,763

Voting results excluding any shares held by TCCC and its subsidiaries and any of CCE’s or TCCC’s directors and executive officers:

For	Against	Abstain
269,731,925	885,872	4,553,763

Proposal 2 ― Adjourn the Special Meeting

Voting results including any shares held by TCCC and its subsidiaries and any of CCE’s or TCCC’s directors and executive officers:

For	Against	Abstain
421,285,943	21,934,933	1,569,221

Voting results excluding any shares held by TCCC and its subsidiaries and any of CCE’s or TCCC’s directors and executive officers:

For	Against	Abstain
251,667,406	21,934,933	1,569,221

    On October 1, 2010, CCE issued a press release announcing the results of the special meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01                  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release issued by Coca-Cola Enterprises Inc., dated October 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2010	INTERNATIONAL CCE INC. (Registrant) By: /s/ William T. Plybon Name: William T. Plybon Title: Vice President, Deputy General Counsel and Secretary